Exhibit 99.1

Press release

RBC Bearings Incorporated Announces Fiscal 2019 Fourth Quarter Results

Oxford, CT – May 23, 2019 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly engineered precision bearings and components for the industrial, defense and aerospace industries, today reported results for the fourth quarter of fiscal year 2019.

Key Highlights

-	Net sales of $182.2 million up 1.3% for the quarter and 4.0% on an organic basis

-	Fourth quarter gross margin percentage of 40.1% up from 38.8% last year

-	Adjusted operating income as a percentage of sales of 22.6% up from 21.4% in the fourth quarter last year

-	Adjusted fully diluted EPS of $1.33 up from $1.08 in the fourth quarter last year

Fourth Quarter Financial Highlights

	Fiscal 2019		Fiscal 2018		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$182.2		$179.9		1.3%
Gross margin	$73.0		$69.8		4.5%
Gross margin %	40.1%		38.8%
Operating income	$40.3	$41.2	$38.1	$38.5	5.8%	7.1%
Operating income %	22.1%	22.6%	21.2%	21.4%
Net income	$31.4	$32.9	$26.7	$26.4	17.8%	24.6%
Diluted EPS	$1.27	$1.33	$1.09	$1.08	16.5%	23.1%

(1) Results exclude items in reconciliation below.

Twelve Month Highlights

	Fiscal 2019		Fiscal 2018		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$702.5		$674.9		4.1%
Gross margin	$276.7		$258.5		7.0%
Gross margin %	39.4%		38.3%
Operating income	$132.0	$149.8	$128.8	$136.8	2.5%	9.5%
Operating income %	18.8%	21.3%	19.1%	20.3%
Net income	$105.2	$119.7	$87.1	$94.3	20.7%	26.9%
Diluted EPS	$4.26	$4.84	$3.58	$3.87	19.0%	25.1%
(1) Results exclude items in reconciliation below.

“Our business performed well in fiscal year 2019, delivering strong year-over-year performance in each of our key performance metrics,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Our aerospace commercial and defense markets delivered solid sales growth during the fourth quarter. Looking ahead to fiscal 2020, we are well-positioned with a healthy backlog and ability to capture further growth in many of our end markets.”

Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2019 were $182.2 million, an increase of 1.3% from $179.9 million in the fourth quarter of fiscal 2018 and organic net sales increased 4.0% year-over-year. Net sales for the aerospace markets increased 5.7% in total and 10.2% on an organic basis. Industrial market sales declined 5.4% in total and 5.0% on an organic basis. Gross margin for the fourth quarter of fiscal 2019 was $73.0 million compared to $69.8 million for the same period last year. Gross margin as a percentage of net sales was 40.1% in the fourth quarter of fiscal 2019 compared to 38.8% for the same period last year.

SG&A for the fourth quarter of fiscal 2019 was $29.5 million, a decrease of $0.1 million from $29.6 million for the same period last year. The decrease was primarily due to lower personnel-related and other expenses of $1.0 million, offset by $0.9 million of additional share-based compensation. As a percentage of net sales, SG&A was 16.2% for the fourth quarter of fiscal 2019 compared to 16.4% for the same period last year.

Other operating expenses for the fourth quarter of fiscal 2019 totaled $3.2 million compared to $2.1 million for the same period last year. For the fourth quarter of fiscal 2019, other operating expenses consisted primarily of $2.3 million in amortization of intangible assets and $0.9 million of restructuring expense. For the fourth quarter of fiscal 2018, other operating expenses were comprised mainly of $2.3 million of amortization of intangible assets, partially offset by $0.2 million of other income.

Operating income for the fourth quarter of fiscal 2019 was $40.3 million compared to operating income of $38.1 million for the same period last year. Excluding costs associated with restructuring, adjusted operating income for the fourth quarter of fiscal 2019 was $41.2 million. Excluding costs associated with restructuring in fiscal 2018, adjusted operating income for the fourth quarter of fiscal 2018 was $38.5 million. Adjusted operating income as a percentage of net sales was 22.6% for the fourth quarter of fiscal 2019 compared to an adjusted 21.4% for the same period last year.

Interest expense, net was $0.8 million for the fourth quarter of fiscal 2019 compared to $1.8 million for the same period last year.

Income tax expense for the fourth quarter of fiscal 2019 was $8.3 million compared to $9.1 million for the same period last year. The effective income tax rate for the fourth quarter of fiscal 2019 was 20.8% compared to 25.5% for the same period last year. The current year effective income tax rate primarily reflects the net benefits of the Tax Cuts and Jobs Act and $0.6 million of benefit associated with share-based compensation offset by $0.8 million of discrete and other tax reserves. For the fourth quarter of fiscal 2018, the effective income tax rate was impacted by $1.0 million of benefit associated with share-based compensation and $0.3 million of benefit associated with discrete and other tax reserves.

Net income for the fourth quarter of fiscal 2019 was $31.4 million compared to $26.7 million for the same period last year. On an adjusted basis, net income was $32.9 million for the fourth quarter of fiscal 2019, compared to $26.4 million for the same period last year.

Diluted EPS for the fourth quarter of fiscal 2019 was $1.27 per share compared to $1.09 per share for the same period last year. On an adjusted basis, diluted EPS for the fourth quarter of fiscal 2019 was $1.33 per share compared to an adjusted diluted EPS of $1.08 per share for the same period last year, an increase of 23.1%.

Backlog as of March 30, 2019 was $445.1 million compared to $392.1 million as of March 31, 2018.

Outlook for the First Quarter Fiscal 2020

The Company expects net sales to be approximately $182.0 million to $184.0 million in the first quarter of fiscal 2020. This would result in a growth rate of 3.4% to 4.6% on a year-over-year basis and 6.1% to 7.3% excluding the sales associated with our Miami division, which was sold in the third quarter of fiscal 2019.

Live Webcast

RBC Bearings Incorporated will host a webcast at 11:00 a.m. ET today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 844-419-1755 (international callers dial 216-562-0468) and provide conference ID # 5446695. An audio replay of the call will be available from 1:30 p.m. ET May 23rd, 2019 until 12:30 p.m. ET May 30th, 2019. The replay can be accessed by dialing 855-859-2056 (international callers dial 404-537-3406) and providing conference call ID # 5446695. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that Management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, the Company’s ability to meet its debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings

Ernest Hawkins

203-267-5010

Ehawkins@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 30,	March 31,	March 30,	March 31,
	2019	2018	2019	2018

Net sales	$182,162	$179,877	$702,516	$674,949
Cost of sales	109,194	110,046	425,863	416,412
Gross margin	72,968	69,831	276,653	258,537

Operating expenses:
Selling, general and administrative	29,461	29,589	117,504	113,124
Other, net	3,192	2,146	27,114	16,639
Total operating expenses	32,653	31,735	144,618	129,763

Operating income	40,315	38,096	132,035	128,774

Interest expense, net	819	1,803	5,173	7,507
Other non-operating (income) expense	(212)	477	772	1,416
Income before income taxes	39,708	35,816	126,090	119,851
Provision for income taxes	8,271	9,139	20,897	32,710
Net income	$31,437	$26,677	$105,193	$87,141

Net income per common share:
Basic	$1.28	$1.11	$4.32	$3.64
Diluted	$1.27	$1.09	$4.26	$3.58

Weighted average common shares:
Basic	24,506,648	24,056,839	24,357,684	23,948,565
Diluted	24,786,898	24,483,990	24,716,213	24,363,789

	Three Months Ended		Twelve Months Ended
Reconciliation of Reported Operating Income to	March 30,	March 31,	March 30,	March 31,
Adjusted Operating Income:	2019	2018	2019	2018

Reported operating income	$40,315	$38,096	$132,035	$128,774
Net loss (gain) on sale of Miami Division	(258)	—	16,544	—
Integration and restructuring	1,180	397	1,180	7,982
Adjusted operating income	$41,237	$38,493	$149,759	$136,756

Reconciliation of Reported Net Income and Net Income	Three Months Ended		Twelve Months Ended
Per Common Share to Adjusted Net Income and	March 30,	March 31,	March 30,	March 31,
Adjusted Net Income Per Common Share:	2019	2018	2019	2018

Reported net income	$31,437	$26,677	$105,193	$87,141
Net loss (gain) on sale of Miami Division (1)	(258)	—	12,496	—
Integration and restructuring (1)	1,012	323	1,012	6,991
Foreign exchange translation loss (gain) (1)	(63)	258	(111)	408
TCJA repatriation transition tax	—	(325)	—	9,166
TCJA revaluation of deferred tax liabilities	—	(273)	—	(8,981)
Loss on extinguishment of long-term debt (1)	—	—	815	—
Withholding tax associated with repatriation of cash	—	—	943	—
Discrete and other tax reserve loss (benefit)	753	(269)	(667)	(406)
Adjusted net income	$32,881	$26,391	$119,681	$94,319
(1) After tax impact.

Adjusted net income per common share:
Basic	$1.34	$1.10	$4.91	$3.94
Diluted	$1.33	$1.08	$4.84	$3.87

Weighted average common shares:
Basic	24,506,648	24,056,839	24,357,684	23,948,565
Diluted	24,786,898	24,483,990	24,716,213	24,363,789

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 30,	March 31,	March 30,	March 31,
Segment Data, Net External Sales:	2019	2018	2019	2018

Plain bearings segment	$87,940	$81,899	$323,251	$296,708
Roller bearings segment	36,121	35,806	143,832	132,021
Ball bearings segment	19,475	19,050	72,307	67,806
Engineered products segment	38,626	43,122	163,126	178,414
	$182,162	$179,877	$702,516	$674,949

	Three Months Ended		Twelve Months Ended
	March 30,	March 31,	March 30,	March 31,
Selected Financial Data:	2019	2018	2019	2018

Depreciation and amortization	$7,396	$7,164	$29,658	$28,360

Share-based stock compensation expense	$4,378	$3,506	$16,087	$13,403

Adjusted operating income plus depreciation/amortization
plus share-based stock compensation expense	$53,011	$49,163	$195,504	$178,519

Cash provided by operating activities	$29,534	$37,793	$108,547	$130,289

Capital expenditures	$12,141	$7,434	$41,346	$27,976

Total debt			$43,646	$173,355

Cash and short-term investments			$29,884	$54,163

Total debt minus cash and short-term investments			$13,762	$119,192

Repurchase of common stock			$5,232	$4,992

Backlog			$445,099	$392,085

	Three Months Ended		Twelve Months Ended
	March 30,	March 31,	March 30,	March 31,
Reconciliation of Total Net Sales to Organic Sales:	2019	2018	2019	2018

Net Sales	$182,162	$179,877	$702,516	$674,949
RBC Canada - Closing	—	(568)	—	(10,933)
Miami Division - Divestiture	—	(4,230)	—	(5,957)
Organic Net Sales	$182,162	$175,079	$702,516	$658,059

	Three Months Ended		Twelve Months Ended
	March 30,	March 31,	March 30,	March 31,
Reconciliation of Aerospace Net Sales to Organic Sales:	2019	2018	2019	2018

Net Sales	$114,453	$108,313	$431,133	$418,711
RBC Canada - Closing	—	(270)	—	(9,918)
Miami Division - Divestiture	—	(4,230)	—	(5,957)
Organic Net Sales	$114,453	$103,813	$431,133	$402,836

	Three Months Ended		Twelve Months Ended
	March 30,	March 31,	March 30,	March 31,
Reconciliation of Industrial Net Sales to Organic Sales:	2019	2018	2019	2018

Net Sales	$67,709	$71,565	$271,383	$256,238
RBC Canada - Closing	—	(298)	—	(1,015)
Miami Division - Divestiture	—	—	—	—
Organic Net Sales	$67,709	$71,267	$271,383	$255,223

*The Company retrospectively adopted ASU No. 2017-07, “Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” on April 1, 2018. The adoption of this ASU resulted in the reclassification of $156 of net periodic benefit cost from compensation costs ($105 included within cost of sales and $51 within other, net) to other non-operating expense on the consolidated statement of operations for the three-month period ended March 31, 2018 and $633 of net periodic benefit cost from compensation costs ($426 included within cost of sales and $207 within other, net) to other non-operating expense on the consolidated statement of operations for the twelve-month period ended March 31, 2018.